NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2017 NET INCOME OF $393 MILLION,
OR $.36 PER COMMON SHARE

2Q17 included a net benefit of $.02 per common share from notable items: merchant services gain, purchase accounting finalization, merger-related charges, and charitable contribution

Positive operating leverage of 10% compared to the prior year and 2% compared to the prior quarter, excluding notable items

Achieved annualized cost savings of $400 million; expect to reach $450 million by early 2018

Cash efficiency ratio improved to 59.3%, in 2Q17, or 59.4%, excluding notable items

Return on average tangible common equity of 13.8% for 2Q17, or 12.9%, excluding notable items

CLEVELAND, July 20, 2017 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $393 million, or $.36 per common share, compared to $296 million or $.27 per common share, for the first quarter of 2017 and $193 million, or $.23 per common share, for the second quarter of 2016. During the second quarter of 2017, Key’s results included a number of notable items, including a gain related to our merchant services business, the finalization of purchase accounting, merger-related charges, and a charitable contribution. These notable items had a pre-tax net benefit of $43 million, or $.02 per common share for the second quarter of 2017.

“We were pleased with the strength and quality of our second quarter results, which reflect Key's continued business momentum and realization of value from the First Niagara acquisition,” said Chairman and Chief Executive Officer Beth Mooney. “We also made investments for growth across our franchise, including the repositioning of our merchant services business and the recent acquisition of HelloWallet.”

“We continued to generate positive operating leverage versus the prior year and prior quarter, and our cash efficiency ratio improved to 59.3%, or 59.4%, excluding notable items,” Mooney continued. “Revenue growth was driven by both net interest income and fee-based businesses, and importantly, we achieved $400 million in annualized cost savings from First Niagara. We remain on track to achieve an incremental $50 million in savings by early 2018, and remain confident in our ability to achieve our targets and continue to deliver value for our shareholders.”

“Our risk and capital positions remained strong in the second quarter,” added Mooney. “We increased our common share dividend by 12% while also repurchasing $94 million of common shares. We were pleased to receive no objection from the Federal Reserve on our 2017 Capital Plan, which includes two additional dividend increases, subject to Board approval, and an increased common share repurchase authorization.”

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Income (loss) from continuing operations attributable to Key common shareholders	$393	$296	$193	32.8%	103.6%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.36	.27	.23	33.3	56.5
Return on average total assets from continuing operations	1.23%	.99%	.82%	N/A	N/A
Common Equity Tier 1 ratio (non-GAAP) (a), (b)	9.97	9.91	11.10	N/A	N/A
Book value at period end	$13.02	$12.71	$13.08	2.4%	(.5)%
Net interest margin (TE) from continuing operations	3.30%	3.13%	2.76%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(b) 6/30/2017 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Net interest income (TE)	$987	$929	$605	6.2%	63.1%
Noninterest income	653	577	473	13.2%	38.1%
Total revenue	$1,640	$1,506	$1,078	8.9%	52.1%

TE = Taxable Equivalent; N/M = Not Meaningful

Second quarter 2017 net interest income included $100 million of purchase accounting accretion related to the acquisition of First Niagara, including $42 million related to the finalization of previous purchase accounting estimates. First quarter 2017 results included $53 million of purchase accounting accretion.

Taxable-equivalent net interest income was $987 million for the second quarter of 2017, and the net interest margin was 3.30%, compared to taxable-equivalent net interest income of $605 million and a net interest margin of 2.76% for the second quarter of 2016, reflecting benefit from the First Niagara acquisition, including purchase accounting accretion, as well as higher earning asset yields and balances.

Compared to the first quarter of 2017, taxable-equivalent net interest income increased by $58 million, and the net interest margin increased by 17 basis points. The increase in net interest income and the net interest margin reflects an increase in purchase accounting accretion and higher earning asset yields, partly offset by a decline in loan fees and higher interest-bearing deposit costs, largely the result of an increase in commercial deposit rates and growth in higher-yielding deposit products. Net interest income also benefited from one additional day in the second quarter of 2017.

Excluding purchase accounting accretion, taxable-equivalent net interest income increased $282 million from the second quarter of 2016 and $11 million from the first quarter of 2017.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Noninterest Income

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Trust and investment services income	$134	$135	$110	(.7)%	21.8%
Investment banking and debt placement fees	135	127	98	6.3	37.8
Service charges on deposit accounts	90	87	68	3.4	32.4
Operating lease income and other leasing gains	30	23	18	30.4	66.7
Corporate services income	55	54	53	1.9	3.8
Cards and payments income	70	65	52	7.7	34.6
Corporate-owned life insurance income	33	30	28	10.0	17.9
Consumer mortgage income	6	6	3	—	100.0
Mortgage servicing fees	15	18	10	(16.7)	50.0
Net gains (losses) from principal investing	—	1	11	N/M	N/M
Other income	85	31	22	174.2	286.4
Total noninterest income	$653	$577	$473	13.2%	38.1%

N/M = Not Meaningful

Key’s noninterest income was $653 million for the second quarter of 2017, compared to $473 million for the year-ago quarter. Growth was largely driven by the acquisition of First Niagara, as well as core business momentum and a $64 million one-time gain from acquiring the remaining ownership interest in a merchant services joint venture. Investment banking and debt placement fees grew $37 million, related to strong commercial mortgage banking, underwriting, and advisory fees.

Compared to the first quarter of 2017, noninterest income increased by $76 million. The largest driver of the increase was a $64 million one-time gain related to Key’s merchant services business, realized in other income. Investment banking and debt placement fees continue to be a source of growth, up $8 million from the prior quarter, related to strong advisory fees. Operating lease income and other leasing gains grew $7 million, and cards and payments income increased $5 million.

Noninterest Expense

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Personnel expense	$551	$556	$427	(.9)%	29.0%
Non-personnel expense	444	457	324	(2.8)	37.0
Total noninterest expense	$995	$1,013	$751	(1.8)	32.5

Merger-related charges	44	81	45	(45.7)	(2.2)
Total noninterest expense excluding merger-related charges	$951	$932	$706	2.0%	34.7%

Key’s noninterest expense was $995 million for the second quarter of 2017, and included $44 million of merger-related charges. Merger-related charges for the quarter were made up of $31 million of personnel expense and $13 million of non-personnel expense, largely reflected in business services and professional fees and marketing expense.

Excluding merger-related charges, noninterest expense was $245 million higher than the second quarter of last year. The increase from the prior year, reflected in both personnel and non-personnel expense, was primarily driven by the acquisition of First Niagara. Higher incentive compensation related to stronger capital markets performance also contributed to the year-over-year increase.

Excluding merger-related charges, noninterest expense was $19 million higher than the first quarter of 2017, mostly related to seasonal trends, including higher marketing expense. Incentive and stock-based

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

compensation and salaries expense increased but were more than offset by lower employee benefits expense. Other notable items which impacted the second quarter included a $20 million charitable contribution and $4 million benefit from purchase accounting finalization, both of which are reflected in other expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Commercial and industrial (a)	$40,666	$40,002	$32,630	1.7%	24.6%
Other commercial loans	21,990	22,175	13,222	(.8)	66.3
Home equity loans	12,473	12,611	10,098	(1.1)	23.5
Other consumer loans	11,373	11,345	5,198.2		118.8
Total loans	$86,502	$86,133	$61,148.4%		41.5%

(a)
Commercial and industrial average loan balances include $117 million, $114 million, and $87 million of assets from commercial credit cards at June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

During the second quarter of 2017, Key finalized the fair value of the First Niagara acquired loan portfolio, adjusting the discount from $548 million to $603 million. At June 30, 2017, $345 million of the fair value discount remained.

Average loans were $86.5 billion for the second quarter of 2017, an increase of $25.4 billion compared to the second quarter of 2016, primarily reflecting the impact of the First Niagara acquisition, as well as growth in commercial and industrial loans which was broad-based and spread across Key's commercial lines of business.

Compared to the first quarter of 2017, average loans increased by $369 million. Commercial and industrial loans increased $664 million, with strength in middle market lending. Consumer loans decreased $110 million, mostly from continued declines in the home equity loan portfolio, largely the result of paydowns on home equity lines of credit.

Average Deposits

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Non-time deposits	$92,018	$91,745	$67,419.3%		36.5%
Certificates of deposit ($100,000 or more)	6,111	5,627	3,233	8.6	89.0
Other time deposits	4,650	4,706	3,252	(1.2)	43.0
Total deposits	$102,779	$102,078	$73,904.7%		39.1%

Cost of total deposits	.26%	.23%	.19%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $102.8 billion for the second quarter of 2017, an increase of $28.9 billion compared to the year-ago quarter, primarily reflecting the acquisition of First Niagara and core retail and commercial deposit growth.

Compared to the first quarter of 2017, average deposits increased by $701 million, driven by growth in certificates of deposits and NOW and money market deposit accounts, partly offset by a decline in escrow deposits. During the quarter, Key also experienced a shift in deposit mix from noninterest-bearing and low-cost interest-bearing deposits to higher-yielding deposit products. On a period-end basis, total deposits

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

decreased $1.1 billion compared to the linked-quarter, largely the result of seasonal deposit growth that occurred in the first quarter of 2017.

ASSET QUALITY

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Net loan charge-offs	$66	$58	$43	13.8%	53.5%
Net loan charge-offs to average total loans	.31%	.27%	.28%	N/A	N/A
Nonperforming loans at period end (a)	$507	$573	$619	(11.5)	(18.1)
Nonperforming assets at period end (a)	556	623	637	(10.8)	(12.7)
Allowance for loan and lease losses	870	870	854.0		1.9
Allowance for loan and lease losses to nonperforming loans (a)	171.6%	151.8%	138.0%	N/A	N/A
Provision for credit losses	$66	$63	$52	4.8%	26.9%

(a)	Nonperforming loan balances exclude $835 million, $812 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $66 million for the second quarter of 2017, compared to $52 million for the second quarter of 2016 and $63 million for the first quarter of 2017. Key’s allowance for loan and lease losses was $870 million, or 1.01% of total period-end loans, at June 30, 2017, compared to 1.38% at June 30, 2016, and 1.01% at March 31, 2017.

Net loan charge-offs for the second quarter of 2017 totaled $66 million, or .31% of average total loans. These results compare to $43 million, or .28%, for the second quarter of 2016, and $58 million, or .27%, for the first quarter of 2017.

At June 30, 2017, Key’s nonperforming loans totaled $507 million, which represented .59% of period-end portfolio loans. These results compare to 1.00% at June 30, 2016, and .67% at March 31, 2017. Nonperforming assets at June 30, 2017, totaled $556 million, and represented .64% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 1.03% at June 30, 2016, and .72% at March 31, 2017.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2017.

Capital Ratios

	6/30/2017	3/31/2017	6/30/2016
Common Equity Tier 1 (a), (b)	9.97%	9.91%	11.10%
Tier 1 risk-based capital (a)	10.79	10.74	11.41
Total risk based capital (a)	12.71	12.69	13.63
Tangible common equity to tangible assets (b)	8.56	8.51	9.95
Leverage (a)	9.96	9.81	10.59

(a)	6/30/2017 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong throughout the first quarter. As shown in the preceding table, at June 30, 2017, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.97% and 10.79%, respectively. In addition, the tangible common equity ratio was 8.56% at June 30, 2017.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.87% at June 30, 2017. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Shares outstanding at beginning of period	1,097,479	1,079,314	842,290	1.7%	30.3%
Open market repurchases and return of shares under employee compensation plans	(5,072)	(8,673)	—	(41.5)	N/M
Shares issued under employee compensation plans (net of cancellations)	332	6,270	413	(94.7)	(19.6)
Common shares exchanged for Series A Preferred Stock	—	20,568	—	N/M	N/M
Shares outstanding at end of period	1,092,739	1,097,479	842,703	(.4)%	29.7%

N/M = Not Meaningful

Consistent with Key's 2016 Capital Plan, during the second quarter of 2017, Key declared an increased dividend of $.095 per common share, representing a 12% increase compared to the first quarter of 2017. Key also completed $94 million of common share repurchases during the quarter, including $88 million of common share repurchases in the open market and $6 million of share repurchases related to employee equity compensation programs.

Key's 2017 Capital Plan, which received no objection from the Federal Reserve, includes two common share dividend increases (subject to Board approval), as well as a common share repurchase program of up to $800 million. This authorization includes repurchases to offset issuances of common shares under our employee compensation plans. Repurchases are expected to be executed over the next four quarters.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Major Business Segments

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Revenue from continuing operations (TE)
Key Community Bank	$1,012	$907	$598	11.6%	69.2%
Key Corporate Bank	596	579	451	2.9	32.2
Other Segments	35	29	31	20.7	12.9
Total segments	1,643	1,515	1,080	8.4	52.1
Reconciling Items	(3)	(9)	(2)	N/M	N/M
Total	$1,640	$1,506	$1,078	8.9%	52.1%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$197	$146	$80	34.9%	146.3%
Key Corporate Bank	222	182	135	22.0	64.4
Other Segments	28	21	25	33.3	12.0
Total segments	447	349	240	28.1	86.3
Reconciling Items (a)	(40)	(25)	(41)	N/M	N/M
Total	$407	$324	$199	25.6%	104.5%

(a)	Reconciling items consists primarily of the unallocated portion of merger-related charges and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Summary of operations
Net interest income (TE)	$676	$630	$392	7.3%	72.4%
Noninterest income	336	277	206	21.3	63.1
Total revenue (TE)	1,012	907	598	11.6	69.2
Provision for credit losses	47	47	25	—	88.0
Noninterest expense	652	628	445	3.8	46.5
Income (loss) before income taxes (TE)	313	232	128	34.9	144.5
Allocated income taxes (benefit) and TE adjustments	116	86	48	34.9	141.7
Net income (loss) attributable to Key	$197	$146	$80	34.9%	146.3%

Average balances
Loans and leases	$47,431	$47,036	$30,936.8%		53.3%
Total assets	51,419	50,963	32,963.9		56.0
Deposits	79,716	79,393	53,794.4		48.2

Assets under management at period end	$37,613	$37,417	$34,535.5%		8.9%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Additional Key Community Bank Data

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Noninterest income
Trust and investment services income	$99	$98	$73	1.0%	35.6%
Service charges on deposit accounts	77	75	56	2.7	37.5
Cards and payments income	60	55	46	9.1	30.4
Other noninterest income	100	49	31	104.1	222.6
Total noninterest income	$336	$277	$206	21.3%	63.1%

Average deposit balances
NOW and money market deposit accounts	$45,243	$45,027	$30,144.5%		50.1%
Savings deposits	5,293	5,268	2,365.5		123.8
Certificates of deposit ($100,000 or more)	4,016	3,878	2,383	3.6	68.5
Other time deposits	4,640	4,692	3,245	(1.1)	43.0
Noninterest-bearing deposits	20,524	20,528	15,657	—	31.1
Total deposits	$79,716	$79,393	$53,794.4%		48.2%

Home equity loans
Average balance	$12,330	$12,456	$9,908
Combined weighted-average loan-to-value ratio (at date of origination)	71%	70%	71%
Percent first lien positions	60	60	61

Other data
Branches	1,210	1,216	949
Automated teller machines	1,589	1,594	1,236

Key Community Bank Summary of Operations (2Q17 vs. 2Q16)

•	Positive operating leverage compared to prior year

•	Net income increased $117 million, or 146.3%, from prior year

•	Average commercial and industrial loans increased $5.4 billion, or 41.2%, from the prior year

•	Average deposits increased $25.9 billion, or 48.2%, from the prior year

Key Community Bank recorded net income attributable to Key of $197 million for the second quarter of 2017, compared to $80 million for the year-ago quarter, benefiting from momentum in Key's core businesses, as well as the impact of the First Niagara acquisition.
Taxable-equivalent net interest income increased by $284 million, or 72.4%, from the second quarter of 2016. The increase was primarily attributable to the acquisition of First Niagara, as well as the benefit from higher interest rates. Average loans and leases increased $16.5 billion, or 53.3%, largely driven by a $5.4 billion, or 41.2%, increase in commercial and industrial loans. Additionally, average deposits increased $25.9 billion, or 48.2%, from one year ago.
Noninterest income was up $130 million, or 63.1%, from the year-ago quarter, driven by the acquisition of First Niagara, including the addition of Key Insurance and Benefits Services. Strength in cards and payments and higher assets under management from market growth also contributed to the increase. The increase in other noninterest income was largely driven by the one-time gain related to Key’s merchant services business.
The provision for credit losses increased by $22 million, or 88.0%, and net loan charge-offs increased $30 million from the second quarter of 2016, primarily related to the acquisition of First Niagara.
Noninterest expense increased by $207 million, or 46.5%, from the year-ago quarter, largely driven by the acquisition of First Niagara, as well as core business activity and investments. Personnel expense

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

increased $76 million, while non-personnel expense increased by $131 million, including higher intangible amortization expense and higher FDIC assessment expense.

Key Corporate Bank

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Summary of operations
Net interest income (TE)	$312	$304	$221	2.6%	41.2%
Noninterest income	284	275	230	3.3	23.5
Total revenue (TE)	596	579	451	2.9	32.2
Provision for credit losses	19	17	30	11.8	(36.7)
Noninterest expense	299	303	259	(1.3)	15.4
Income (loss) before income taxes (TE)	278	259	162	7.3	71.6
Allocated income taxes and TE adjustments	56	77	29	(27.3)	93.1
Net income (loss)	222	182	133	22.0	66.9
Less: Net income (loss) attributable to noncontrolling interests	—	—	(2)	N/M	N/M
Net income (loss) attributable to Key	$222	$182	$135	22.0%	64.4%

Average balances
Loans and leases	$37,750	$37,737	$28,607	—	32.0%
Loans held for sale	1,000	1,097	591	(8.8)%	69.2
Total assets	44,177	44,173	33,908	—	30.3
Deposits	21,146	21,003	19,129.7%		10.5%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Noninterest income
Trust and investment services income	$35	$37	$37	(5.4)%	(5.4)%
Investment banking and debt placement fees	134	124	94	8.1	42.6
Operating lease income and other leasing gains	22	21	15	4.8	46.7

Corporate services income	38	38	40	—	(5.0)
Service charges on deposit accounts	13	12	12	8.3	8.3
Cards and payments income	10	10	6	—	66.7
Payments and services income	61	60	58	1.7	5.2

Mortgage servicing fees	12	16	10	(25.0)	20.0
Other noninterest income	20	17	16	17.6	25.0
Total noninterest income	$284	$275	$230	3.3%	23.5%

Key Corporate Bank Summary of Operations (2Q17 vs. 2Q16)

•	Positive operating leverage compared to prior year

•	Average loan and lease balances up $9.1 billion, or 32%, from the prior year

•	Revenue up $145 million, or 32.2%, from the prior year

•	Investment banking and debt placement fees up $40 million, or 42.6%, from the prior year

Key Corporate Bank recorded net income attributable to Key of $222 million for the second quarter of 2017, compared to $135 million for the same period one year ago.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Taxable-equivalent net interest income increased by $91 million, or 41.2%, compared to the second quarter of 2016 driven by higher earning asset yields and balances. Average loan and lease balances increased $9.1 billion, or 32%, from the year-ago quarter, primarily driven by the First Niagara acquisition as well as growth in commercial and industrial loans. Average deposit balances increased $2 billion, or 10.5%, from the year-ago quarter, mostly driven by the First Niagara acquisition.

Noninterest income was up $54 million, or 23.5%, from the prior year. This growth was mostly due to
$40 million of higher investment banking and debt placement fees related to stronger commercial mortgage banking, underwriting, and advisory fees, as well as an increase of $7 million in operating lease income and other leasing gains related to higher originations. Additional increases of $4 million in both cards and payments income and other noninterest income were partially offset by a $2 million decrease in trust and investment services income.

The provision for credit losses decreased $11 million, or 36.7%, compared to the second quarter of 2016 due to $8 million of lower net loan charge-offs and improvement in the oil and gas portfolio.

Noninterest expense increased by $40 million, or 15.4%, from the second quarter of 2016. The increase from the prior year, reflected in both personnel and non-personnel expense, was largely driven by the acquisition of First Niagara, higher performance-based compensation and various other items, including operating lease, FDIC, and cards and payments expenses.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $28 million for the second quarter of 2017, compared to $25 million for the same period last year, driven by increases in operating lease income and other leasing gains and corporate-owned life insurance income.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $135.8 billion at June 30, 2017.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2016, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 20, 2017. An audio replay of the call will be available through July 30, 2017.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

KeyCorp
Second Quarter 2017
Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Summary of Loan and Lease Loss Experience From Continuing Operations
25	Asset Quality Statistics From Continuing Operations
25	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
26	Line of Business Results

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2017	3/31/2017	6/30/2016
Summary of operations
Net interest income (TE)	$987	$929	$605
Noninterest income	653	577	473
Total revenue (TE)	1,640	1,506	1,078
Provision for credit losses	66	63	52
Noninterest expense	995	1,013	751
Income (loss) from continuing operations attributable to Key	407	324	199
Income (loss) from discontinued operations, net of taxes (a)	5	—	3
Net income (loss) attributable to Key	412	324	202

Income (loss) from continuing operations attributable to Key common shareholders	393	296	193
Income (loss) from discontinued operations, net of taxes (a)	5	—	3
Net income (loss) attributable to Key common shareholders	398	296	196

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.36	$.28	$.23
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.37	.28	.23

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.36	.27	.23
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.36	.27	.23

Cash dividends declared	.095	.085	.085
Book value at period end	13.02	12.71	13.08
Tangible book value at period end	10.40	10.21	11.81
Market price at period end	18.74	17.78	11.05

Performance ratios
From continuing operations:
Return on average total assets	1.23%	.99%	.82%
Return on average common equity	11.12	8.76	7.15
Return on average tangible common equity (c)	13.80	10.98	7.94
Net interest margin (TE)	3.30	3.13	2.76
Cash efficiency ratio (c)	59.3	65.8	69.0

From consolidated operations:
Return on average total assets	1.23%	.98%	.82%
Return on average common equity	11.26	8.76	7.26
Return on average tangible common equity (c)	13.98	10.98	8.06
Net interest margin (TE)	3.28	3.11	2.74
Loan to deposit (d)	87.2	85.6	85.3

Capital ratios at period end
Key shareholders’ equity to assets	11.23%	11.14%	11.18%
Key common shareholders’ equity to assets	10.48	10.37	10.90
Tangible common equity to tangible assets (c)	8.56	8.51	9.95
Common Equity Tier 1 (c), (e)	9.97	9.91	11.10
Tier 1 risk-based capital (e)	10.79	10.74	11.41
Total risk-based capital (e)	12.71	12.69	13.63
Leverage (e)	9.96	9.81	10.59

Asset quality — from continuing operations
Net loan charge-offs	$66	$58	$43
Net loan charge-offs to average loans	.31%	.27%	.28%
Allowance for loan and lease losses	$870	$870	$854
Allowance for credit losses	918	918	904
Allowance for loan and lease losses to period-end loans	1.01%	1.01%	1.38%
Allowance for credit losses to period-end loans	1.06	1.07	1.46
Allowance for loan and lease losses to nonperforming loans (f)	171.6	151.8	138.0
Allowance for credit losses to nonperforming loans (f)	181.1	160.2	146.0
Nonperforming loans at period-end (f)	$507	$573	$619
Nonperforming assets at period-end (f)	556	623	637
Nonperforming loans to period-end portfolio loans (f)	.59%	.67%	1.00%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.64	.72	1.03

Trust assets
Assets under management	$37,613	$37,417	$34,535

Other data
Average full-time equivalent employees	18,344	18,386	13,419
Branches	1,210	1,216	949

Taxable-equivalent adjustment	$14	$11	$8

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Six months ended
	6/30/2017	6/30/2016
Summary of operations
Net interest income (TE)	$1,916	$1,217
Noninterest income	1,230	904
Total revenue (TE)	3,146	2,121
Provision for credit losses	129	141
Noninterest expense	2,008	1,454
Income (loss) from continuing operations attributable to Key	731	386
Income (loss) from discontinued operations, net of taxes (a)	5	4
Net income (loss) attributable to Key	736	390

Income (loss) from continuing operations attributable to Key common shareholders	$689	$375
Income (loss) from discontinued operations, net of taxes (a)	5	4
Net income (loss) attributable to Key common shareholders	694	379

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.64	$.45
Income (loss) from discontinued operations, net of taxes (a)	—	—
Net income (loss) attributable to Key common shareholders (b)	.64	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.63	.44
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.63	.45

Cash dividends paid	.18	.16

Performance ratios
From continuing operations:
Return on average total assets	1.11%	.81%
Return on average common equity	9.97	7.01
Return on average tangible common equity (c)	12.43	7.79
Net interest margin (TE)	3.21	2.83
Cash efficiency ratio (c)	62.4	67.8

From consolidated operations:
Return on average total assets	1.11%	.80%
Return on average common equity	10.04	7.08
Return on average tangible common equity (c)	12.52	7.87
Net interest margin (TE)	3.19	2.80

Asset quality — from continuing operations
Net loan charge-offs	124	89
Net loan charge-offs to average total loans	.29%	.30%

Other data
Average full-time equivalent employees	18,365	13,411

Taxable-equivalent adjustment	25	16

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).

(e)	June 30, 2017, ratio is estimated.

(f)	Nonperforming loan balances exclude $835 million, $812 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, and June 30, 2016, respectively.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges and/or other notable items, and “cash efficiency ratio.”

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without merger-related charges and/or other notable items in order to enable a better understanding of Company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. The table below shows the computation of noninterest expense excluding merger-related charges, return on average tangible common equity excluding merger-related charges, return on average assets from continuing operations excluding merger-related charges, cash efficiency ratio excluding merger-related charges, and pre-provision net revenue excluding merger-related charges. For the second quarter of 2017, merger-related charges are included in the total for "notable items," the detail of which is provided below. Management believes that eliminating the effects of the merger-related charges and other notable items makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended			Six months ended
		6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)		$15,253	$14,976	$11,313
Less:	Intangible assets (a)	2,866	2,751	1,074
	Preferred Stock (b)	1,009	1,009	281
	Tangible common equity (non-GAAP)	$11,378	$11,216	$9,958
Total assets (GAAP)		$135,824	$134,476	$101,150
Less:	Intangible assets (a)	2,866	2,751	1,074
	Tangible assets (non-GAAP)	$132,958	$131,725	$100,076
Tangible common equity to tangible assets ratio (non-GAAP)		8.56%	8.51%	9.95%
Common Equity Tier 1 at period-end
Key shareholders’ equity (GAAP)		$15,253	$14,976	$11,313
Less:	Preferred Stock (b)	1,009	1,009	281
	Common Equity Tier 1 capital before adjustments and deductions	14,244	13,967	11,032
Less:	Goodwill, net of deferred taxes	2,417	2,379	1,031
	Intangible assets, net of deferred taxes	252	194	30
	Deferred tax assets	11	11	1
	Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	(144)	(179)	129
	Accumulated gains (losses) on cash flow hedges, net of deferred taxes	(64)	(76)	77
	Amounts in accumulated other comprehensive income (loss) attributed to
	pension and postretirement benefit costs, net of deferred taxes	(334)	(335)	(362)
	Total Common Equity Tier 1 capital (c)	$12,106	$11,973	$10,126
Net risk-weighted assets (regulatory) (c)		$121,484	$120,852	$91,195
Common Equity Tier 1 ratio (non-GAAP) (c)		9.97%	9.91%	11.10%
Notable items
Merger-related charges		$(44)	$(81)	$(45)	$(125)	$(69)
Merchant services gain		64	—	—	64	—
Purchase accounting finalization, net		43	—	—	43	—
Charitable contribution		(20)	—	—	(20)	—
	Total notable items	$43	$(81)	$(45)	$(38)	$(69)
Income taxes		16	(30)	(17)	(14)	(26)
	Total notable items after tax	$27	$(51)	$(28)	$(24)	$(43)

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended			Six months ended
		6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Pre-provision net revenue
Net interest income (GAAP)		$973	$918	$597	$1,891	$1,201
Plus:	Taxable-equivalent adjustment	14	11	8	25	16
	Noninterest income	653	577	473	1,230	904
Less:	Noninterest expense	995	1,013	751	2,008	1,454
	Pre-provision net revenue from continuing operations (non-GAAP)	$645	$493	$327	$1,138	$667
Plus:	Notable items	(43)	81	45	38	69
	Pre-provision net revenue from continuing operations excluding notable items (non-GAAP)	$602	$574	$372	$1,176	$736
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$15,200	$15,184	$11,147	$15,192	$11,050
Less:	Intangible assets (average) (d)	2,756	2,772	1,076	2,764	1,077
	Preferred Stock (average)	1,025	1,480	290	1,251	290
	Average tangible common equity (non-GAAP)	$11,419	$10,932	$9,781	$11,177	$9,683
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$393	$296	$193	$689	$375
Plus:	Notable items, after tax	(27)	51	28	24	43
Net income (loss) from continuing operations attributable to Key common shareholders
	excluding notable items (non-GAAP)	$366	$347	$221	$713	$418
Average tangible common equity (non-GAAP)		11,419	10,932	9,781	11,177	9,683

Return on average tangible common equity from continuing operations (non-GAAP)		13.80%	10.98%	7.94%	12.43%	7.79%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)		12.86	12.87	9.09	12.86	8.68
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$398	$296	$196	$694	$379
Average tangible common equity (non-GAAP)		11,419	10,932	9,781	11,177	9,683

Return on average tangible common equity consolidated (non-GAAP)		13.98%	10.98%	8.06%	12.52%	7.87%
Cash efficiency ratio
Noninterest expense (GAAP)		$995	$1,013	$751	$2,008	$1,454
Less:	Intangible asset amortization	22	22	7	44	15
	Adjusted noninterest expense (non-GAAP)	973	991	744	1,964	1,439
Less:	Notable items (e)	60	81	45	141	69
	Adjusted noninterest expense excluding notable items (non-GAAP)	$913	$910	$699	$1,823	$1,370
Net interest income (GAAP)		$973	$918	$597	$1,891	$1,201
Plus:	Taxable-equivalent adjustment	14	11	8	25	16
	Noninterest income	653	577	473	1,230	904
	Total taxable-equivalent revenue (non-GAAP)	1,640	1,506	1,078	3,146	2,121
Plus:	Notable items (f)	(103)	—	—	(103)	—
	Adjusted total taxable-equivalent revenue excluding notable items (non-GAAP)	$1,537	$1,506	$1,078	$3,043	$2,121

Cash efficiency ratio (non-GAAP)		59.3%	65.8%	69.0%	62.4%	67.8%
Cash efficiency ratio excluding notable items (non-GAAP)		59.4	60.4	64.8	59.9	64.6
Return on average total assets from continuing operations excluding notable items
Income from continuing operations attributable to Key (GAAP)		$407	$324	$199	$731	$386
Plus:	Notable items, after tax	(27)	51	28	24	43
	Income from continuing operations attributable to Key excluding notable items, after tax (non-GAAP)	$380	$375	$227	$755	$429

Average total assets from continuing operations (GAAP)		$132,491	$132,741	$97,413	$132,615	$95,945

Return on average total assets from continuing operations excluding notable items (non-GAAP)		1.15%	1.15%	.94%	1.15%	.90%

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
6/30/2017
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,106
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (g)	(66)
Common Equity Tier 1 anticipated under the fully phased-in RCR (h)	$12,040

Net risk-weighted assets under current RCR	$121,484
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (i)	603
Volcker funds	(140)
All other assets	46
Total risk-weighted assets anticipated under the fully phased-in RCR (h)	$121,993

Common Equity Tier 1 ratio under the fully phased-in RCR (h)	9.87%

				Change 2Q17 vs.
	2Q17	1Q17	2Q16	1Q17	2Q16
Operating leverage excluding notable items
Total revenue (TE)	$1,640	$1,506	$1,078
Less: Notable items (f)	103	—	—
Total revenue (TE) excluding notable items	$1,537	$1,506	$1,078	2.1%	42.6%

Noninterest expense	$995	$1,013	$751
Less: Notable items (e)	60	81	45
Noninterest expense excluding notable items	$935	$932	$706.3%		32.4%

Operating leverage excluding notable items (non-GAAP) (j)				1.8%	10.2%

(a)
For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, intangible assets exclude $33 million, $38 million, and $36 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)	June 30, 2017, amount is estimated.

(d)
For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, average intangible assets exclude $36 million, $40 million, and $38 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2017, and June 30, 2016, average intangible assets exclude $38 million and $40 million, respectively, of average purchased credit card receivables.

(e)
Notable items for the three months ended June 30, 2017, includes $44 million of merger-related expense, $20 million charitable contribution, and a credit of $4 million related to purchase accounting finalization.

(f)	Notable items for the three months ended June 30, 2017, includes $64 million related to the merchant services gain and $39 million related to purchase accounting finalization.

(g)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(h)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

(j)	Operating leverage excluding notable items is calculated as the difference in the change in total revenue (TE) excluding notable items from the change in noninterest expense excluding notable items.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Consolidated Balance Sheets
(dollars in millions)

	6/30/2017	3/31/2017	6/30/2016
Assets
Loans	$86,503	$86,125	$62,098
Loans held for sale	1,743	1,384	442
Securities available for sale	18,024	18,431	14,552
Held-to-maturity securities	10,638	10,186	4,832
Trading account assets	1,081	921	965
Short-term investments	2,522	2,525	6,599
Other investments	732	689	577
Total earning assets	121,243	120,261	90,065
Allowance for loan and lease losses	(870)	(870)	(854)
Cash and due from banks	601	549	496
Premises and equipment	919	935	742
Operating lease assets	691	563	399
Goodwill	2,464	2,427	1,060
Other intangible assets	435	362	50
Corporate-owned life insurance	4,100	4,087	3,568
Derivative assets	636	578	1,234
Accrued income and other assets	4,147	4,064	2,673
Discontinued assets	1,458	1,520	1,717
Total assets	$135,824	$134,476	$101,150

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,342	$55,095	$40,195
Savings deposits	7,056	6,306	2,355
Certificates of deposit ($100,000 or more)	6,286	5,859	3,381
Other time deposits	4,605	4,694	3,267
Total interest-bearing deposits	71,289	71,954	49,198
Noninterest-bearing deposits	31,532	32,028	26,127
Total deposits	102,821	103,982	75,325
Federal funds purchased and securities sold under repurchase agreements	1,780	442	360
Bank notes and other short-term borrowings	924	943	687
Derivative liabilities	308	255	746
Accrued expense and other liabilities	1,475	1,552	1,326
Long-term debt	13,261	12,324	11,388
Total liabilities	120,569	119,498	89,832

Equity
Preferred stock	1,025	1,025	290
Common shares	1,257	1,257	1,017
Capital surplus	6,310	6,287	3,835
Retained earnings	9,878	9,584	9,166
Treasury stock, at cost	(2,711)	(2,623)	(2,881)
Accumulated other comprehensive income (loss)	(506)	(554)	(114)
Key shareholders’ equity	15,253	14,976	11,313
Noncontrolling interests	2	2	5
Total equity	15,255	14,978	11,318
Total liabilities and equity	$135,824	$134,476	$101,150

Common shares outstanding (000)	1,092,739	1,097,479	842,703

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Interest income
Loans	$948	$877	$567	$1,825	$1,129
Loans held for sale	9	13	5	22	13
Securities available for sale	90	95	74	185	149
Held-to-maturity securities	55	51	24	106	48
Trading account assets	7	7	6	14	13
Short-term investments	5	3	6	8	10
Other investments	3	4	2	7	5
Total interest income	1,117	1,050	684	2,167	1,367

Interest expense
Deposits	66	58	34	124	65
Federal funds purchased and securities sold under repurchase agreements	—	1	—	1	—
Bank notes and other short-term borrowings	4	5	3	9	5
Long-term debt	74	68	50	142	96
Total interest expense	144	132	87	276	166

Net interest income	973	918	597	1,891	1,201
Provision for credit losses	66	63	52	129	141
Net interest income after provision for credit losses	907	855	545	1,762	1,060

Noninterest income
Trust and investment services income	134	135	110	269	219
Investment banking and debt placement fees	135	127	98	262	169
Service charges on deposit accounts	90	87	68	177	133
Operating lease income and other leasing gains	30	23	18	53	35
Corporate services income	55	54	53	109	103
Cards and payments income	70	65	52	135	98
Corporate-owned life insurance income	33	30	28	63	56
Consumer mortgage income	6	6	3	12	5
Mortgage servicing fees	15	18	10	33	22
Net gains (losses) from principal investing	—	1	11	1	11
Other income (a)	85	31	22	116	53
Total noninterest income	653	577	473	1,230	904

Noninterest expense
Personnel	551	556	427	1,107	831
Net occupancy	78	87	59	165	120
Computer processing	55	60	45	115	88
Business services and professional fees	45	46	40	91	81
Equipment	27	27	21	54	42
Operating lease expense	21	19	14	40	27
Marketing	30	21	22	51	34
FDIC assessment	21	20	8	41	17
Intangible asset amortization	22	22	7	44	15
OREO expense, net	3	2	2	5	3
Other expense	142	153	106	295	196
Total noninterest expense	995	1,013	751	2,008	1,454
Income (loss) from continuing operations before income taxes	565	419	267	984	510
Income taxes	158	94	69	252	125
Income (loss) from continuing operations	407	325	198	732	385
Income (loss) from discontinued operations, net of taxes	5	—	3	5	4
Net income (loss)	412	325	201	737	389
Less: Net income (loss) attributable to noncontrolling interests	—	1	(1)	1	(1)
Net income (loss) attributable to Key	$412	$324	$202	$736	$390

Income (loss) from continuing operations attributable to Key common shareholders	$393	$296	$193	$689	$375
Net income (loss) attributable to Key common shareholders	398	296	196	694	379

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.36	$.28	$.23	$.64	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.37	.28	.23	.64	.45

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.36	$.27	$.23	$.63	$.44
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.36	.27	.23	.63	.45

Cash dividends declared per common share	$.095	$.085	$.085	$.18	$.16

Weighted-average common shares outstanding (000)	1,076,203	1,068,609	831,899	1,083,486	829,640
Effect of common share options and other stock awards	16,836	17,931	6,597	15,808	7,138
Weighted-average common shares and potential common shares outstanding (000) (c)	1,093,039	1,086,540	838,496	1,099,294	836,778

(a)
For the three months ended June 30, 2017, net securities gains (losses) totaled $1 million. For the three months ended March 31, 2017, net securities gains (losses) totaled $1 million. For the three months ended June 30, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Second Quarter 2017			First Quarter 2017			Second Quarter 2016
	Average			Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$40,666	$409	4.04%	$40,002	$373	3.77%	$32,630	$270	3.32%
Real estate — commercial mortgage	15,096	187	4.97	15,187	164	4.39	8,404	80	3.85
Real estate — construction	2,204	31	5.51	2,353	26	4.54	869	8	3.78
Commercial lease financing	4,690	50	4.33	4,635	44	3.76	3,949	37	3.77
Total commercial loans	62,656	677	4.34	62,177	607	3.95	45,852	395	3.47
Real estate — residential mortgage	5,509	52	3.77	5,520	54	3.94	2,253	22	4.11
Home equity loans	12,473	135	4.31	12,611	131	4.22	10,098	102	4.04
Consumer direct loans	1,743	31	7.07	1,762	30	6.97	1,599	26	6.53
Credit cards	1,044	29	11.04	1,067	29	11.06	792	21	10.58
Consumer indirect loans	3,077	38	5.02	2,996	37	4.91	554	9	6.56
Total consumer loans	23,846	285	4.77	23,956	281	4.75	15,296	180	4.74
Total loans	86,502	962	4.46	86,133	888	4.17	61,148	575	3.78
Loans held for sale	1,082	9	3.58	1,188	13	4.28	611	5	3.18
Securities available for sale (b), (e)	17,997	90	1.97	19,181	95	1.95	14,268	74	2.08
Held-to-maturity securities (b)	10,469	55	2.09	9,988	51	2.04	4,883	24	1.98
Trading account assets	1,042	7	3.00	968	7	2.75	967	6	2.28
Short-term investments	1,970	5.96		1,610	3.79		5,559	6.45
Other investments (e)	687	3	1.87	709	4	2.26	610	2	1.54
Total earning assets	119,749	1,131	3.78	119,777	1,061	3.57	88,046	692	3.16
Allowance for loan and lease losses	(864)			(855)			(833)
Accrued income and other assets	13,606			13,819			10,200
Discontinued assets	1,477			1,540			1,738
Total assets	$133,968			$134,281			$99,151

Liabilities
NOW and money market deposit accounts	$54,416	34.25		$54,295	32.24		$39,687	16.17
Savings deposits	6,854	4.21		6,351	1.10		2,375	—	.02
Certificates of deposit ($100,000 or more)	6,111	19	1.23	5,627	16	1.16	3,233	11	1.39
Other time deposits	4,650	9.77		4,706	9.76		3,252	7.85
Total interest-bearing deposits	72,031	66.36		70,979	58.33		48,547	34.29
Federal funds purchased and securities sold under repurchase agreements	466	—	.23	795	1.32		337	—	.01
Bank notes and other short-term borrowings	1,216	4	1.43	1,802	5	1.06	694	3	1.39
Long-term debt (f), (g)	11,046	74	2.68	10,833	68	2.54	9,294	50	2.25
Total interest-bearing liabilities	84,759	144.68		84,409	132.63		58,872	87.60
Noninterest-bearing deposits	30,748			31,099			25,357
Accrued expense and other liabilities	1,782			2,048			2,032
Discontinued liabilities (g)	1,477			1,540			1,738
Total liabilities	118,766			119,096			87,999
Equity
Key shareholders’ equity	15,200			15,184			11,147
Noncontrolling interests	2			1			5
Total equity	15,202			15,185			11,152
Total liabilities and equity	$133,968			$134,281			$99,151
Interest rate spread (TE)			3.10%			2.94%			2.56%
Net interest income (TE) and net interest margin (TE)		987	3.30%		929	3.13%		605	2.76%
TE adjustment (b)		14			11			8
Net interest income, GAAP basis		$973			$918			$597

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $117 million, $114 million, and $87 million of assets from commercial credit cards for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Six months ended June 30, 2017			Six months ended June 30, 2016
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$40,336	$782	3.90%	$32,110	$533	3.33%
Real estate — commercial mortgage	15,142	351	4.68	8,271	157	3.81
Real estate — construction	2,278	57	5.01	942	18	3.96
Commercial lease financing	4,662	94	4.04	3,953	73	3.71
Total commercial loans	62,418	1,284	4.14	45,276	781	3.47
Real estate — residential mortgage	5,514	106	3.85	2,245	46	4.15
Home equity loans	12,542	266	4.27	10,169	205	4.05
Consumer direct loans	1,752	61	7.02	1,596	52	6.53
Credit cards	1,055	58	11.05	788	42	10.65
Consumer indirect loans	3,037	75	4.97	578	19	6.50
Total consumer loans	23,900	566	4.76	15,376	364	4.75
Total loans	86,318	1,850	4.31	60,652	1,145	3.79
Loans held for sale	1,135	22	3.95	718	13	3.66
Securities available for sale (b), (e)	18,586	185	1.96	14,238	149	2.10
Held-to-maturity securities (b)	10,230	106	2.07	4,850	48	2.00
Trading account assets	1,005	14	2.88	892	13	2.83
Short-term investments	1,791	8.88		4,495	10.45
Other investments (e)	698	7	2.07	629	5	1.64
Total earning assets	119,763	2,192	3.67	86,474	1,383	3.21
Allowance for loan and lease losses	(860)			(818)
Accrued income and other assets	13,712			10,289
Discontinued assets	1,508			1,771
Total assets	$134,123			$97,716
Liabilities
NOW and money market deposit accounts	$54,356	66.24		$38,698	31.16
Savings deposits	6,604	5.16		2,362	—	.02
Certificates of deposit ($100,000 or more)	5,871	35	1.20	2,997	21	1.38
Other time deposits	4,677	18.77		3,226	13.82
Total interest-bearing deposits	71,508	124.35		47,283	65.28
Federal funds purchased and securities sold under repurchase agreements	629	1.28		387	—	.04
Bank notes and other short-term borrowings	1,508	9	1.21	643	5	1.50
Long-term debt (f), (g)	10,940	142	2.61	8,930	96	2.22
Total interest-bearing liabilities	84,585	276.66		57,243	166.59
Noninterest-bearing deposits	30,922			25,468
Accrued expense and other liabilities	1,914			2,177
Discontinued liabilities (g)	1,509			1,771
Total liabilities	118,930			86,659
Equity
Key shareholders’ equity	15,192			11,050
Noncontrolling interests	1			7
Total equity	15,193			11,057
Total liabilities and equity	$134,123			$97,716
Interest rate spread (TE)			3.01%			2.62%
Net interest income (TE) and net interest margin (TE)		1,916	3.21%		1,217	2.83%
TE adjustment (b)		25			16
Net interest income, GAAP basis		$1,891			$1,201

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Commercial and industrial average balances include $115 million and $86 million of assets from commercial credit cards for the six months ended June 30, 2017, and June 30, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Personnel (a)	$551	$556	$427	$1,107	$831
Net occupancy	78	87	59	165	120
Computer processing	55	60	45	115	88
Business services and professional fees	45	46	40	91	81
Equipment	27	27	21	54	42
Operating lease expense	21	19	14	40	27
Marketing	30	21	22	51	34
FDIC assessment	21	20	8	41	17
Intangible asset amortization	22	22	7	44	15
OREO expense, net	3	2	2	5	3
Other expense	142	153	106	295	196
Total noninterest expense	$995	$1,013	$751	$2,008	$1,454
Merger-related charges (b)	44	81	45	125	69
Total noninterest expense excluding merger-related charges	$951	$932	$706	$1,883	$1,385
Average full-time equivalent employees (c)	18,344	18,386	13,419	18,365	13,411

(a)	Additional detail provided in Personnel Expense table below.

(b)	Additional detail provide in Merger-Related Charges table below.

(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Salaries and contract labor	$332	$324	$266	$656	$510
Incentive and stock-based compensation	137	127	101	264	190
Employee benefits	76	96	58	172	126
Severance	6	9	2	15	5
Total personnel expense	$551	$556	$427	$1,107	$831
Merger-related charges	31	30	35	61	51
Total personnel expense excluding merger-related charges	$520	$526	$392	$1,046	$780

Merger-Related Charges
(in millions)

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Personnel	$31	$30	$35	61	$51
Net occupancy	(1)	5	—	4	—
Business services and professional fees	6	5	5	11	12
Computer processing	2	5	—	7	—
Marketing	6	6	3	12	4
Other non-personnel expense	—	30	2	30	2
Noninterest expense	44	81	45	125	69
Total merger-related charges	$44	$81	$45	$125	$69

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Loan Composition
(dollars in millions)

				Percent change 6/30/2017 vs.
	6/30/2017	3/31/2017	6/30/2016	3/31/2017	6/30/2016
Commercial and industrial (a)	$40,914	$40,112	$33,376	2.0%	22.6%
Commercial real estate:
Commercial mortgage	14,813	15,260	8,582	(2.9)	72.6
Construction	2,168	2,270	881	(4.5)	146.1
Total commercial real estate loans	16,981	17,530	9,463	(3.1)	79.4
Commercial lease financing (b)	4,737	4,665	3,988	1.5	18.8
Total commercial loans	62,632	62,307	46,827.5		33.8
Residential — prime loans:
Real estate — residential mortgage	5,517	5,507	2,285.2		141.4
Home equity loans	12,405	12,541	10,062	(1.1)	23.3
Total residential — prime loans	17,922	18,048	12,347	(.7)	45.2
Consumer direct loans	1,755	1,735	1,584	1.2	10.8
Credit cards	1,049	1,037	813	1.2	29.0
Consumer indirect loans	3,145	2,998	527	4.9	496.8
Total consumer loans	23,871	23,818	15,271.2		56.3
Total loans (c), (d)	$86,503	$86,125	$62,098.4%		39.3%

(a)	Loan balances include $118 million, $114 million, and $88 million of commercial credit card balances at June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $47 million, $55 million, and $102 million at June 30, 2017, March 31, 2017, and June 30, 2016, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
At June 30, 2017, total loans include purchased loans of $17.8 billion, of which $835 million were purchased credit impaired. At March 31, 2017, total loans include purchased loans of $19.0 billion, of which $812 million were purchased credit impaired. At June 30, 2016, total loans include purchased loans of $104 million, of which $11 million were purchased credit impaired.

(d)	Total loans exclude loans of $1.4 billion at June 30, 2017, $1.5 billion at March 31, 2017, and $1.7 billion at June 30, 2016, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 6/30/2017 vs.
	6/30/2017	3/31/2017	6/30/2016	3/31/2017	6/30/2016
Commercial and industrial	$338	$171	$150	97.7%	125.3%
Real estate — commercial mortgage	1,332	1,150	270	15.8	393.3
Commercial lease financing	10	1	3	900.0	233.3
Real estate — residential mortgage	63	62	19	1.6	231.6
Total loans held for sale (a)	$1,743	$1,384	$442	25.9%	294.3%

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $63 million at June 30, 2017, and $62 million at March 31, 2017.
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	2Q17	1Q17	4Q16	3Q16	2Q16
Balance at beginning of period	$1,384	$1,104	$1,137	$442	$684
Purchases	—	—	—	48	—
New originations	2,876	2,563	2,846	2,857	1,539
Transfers from (to) held to maturity, net	(7)	17	11	2	22
Loan sales	(2,507)	(2,299)	(2,889)	(2,180)	(1,802)
Loan draws (payments), net	(3)	(1)	(1)	(32)	(1)
Balance at end of period (a)	$1,743	$1,384	$1,104	$1,137	$442

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $63 million at June 30, 2017, and $62 million at March 31, 2017, December 31, 2016, and September 30, 2016.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Average loans outstanding	$86,502	$86,133	$61,148	$86,318	$60,652
Allowance for loan and lease losses at beginning of period	$870	$858	$826	$858	$796
Loans charged off:
Commercial and industrial	40	32	35	72	61

Real estate — commercial mortgage	3	—	2	3	3
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	3	—	2	3	3
Commercial lease financing	1	7	3	8	6
Total commercial loans	44	39	40	83	70
Real estate — residential mortgage	4	(2)	1	2	3
Home equity loans	9	8	7	17	17
Consumer direct loans	8	10	6	18	12
Credit cards	12	11	8	23	16
Consumer indirect loans	5	11	2	16	6
Total consumer loans	38	38	24	76	54
Total loans charged off	82	77	64	159	124
Recoveries:
Commercial and industrial	2	5	3	7	6

Real estate — commercial mortgage	—	—	6	—	8
Real estate — construction	—	1	—	1	1
Total commercial real estate loans	—	1	6	1	9
Commercial lease financing	—	2	2	2	2
Total commercial loans	2	8	11	10	17
Real estate — residential mortgage	1	2	—	3	2
Home equity loans	5	3	4	8	7
Consumer direct loans	2	1	2	3	3
Credit cards	2	1	1	3	2
Consumer indirect loans	4	4	3	8	4
Total consumer loans	14	11	10	25	18
Total recoveries	16	19	21	35	35
Net loan charge-offs	(66)	(58)	(43)	(124)	(89)
Provision (credit) for loan and lease losses	66	70	71	136	147
Foreign currency translation adjustment	—	—	—	—	—
Allowance for loan and lease losses at end of period	$870	$870	$854	$870	$854

Liability for credit losses on lending-related commitments at beginning of period	$48	$55	$69	$55	$56
Provision (credit) for losses on lending-related commitments	—	(7)	(19)	(7)	(6)
Liability for credit losses on lending-related commitments at end of period (a)	$48	$48	$50	$48	$50

Total allowance for credit losses at end of period	$918	$918	$904	$918	$904

Net loan charge-offs to average total loans	.31%	.27%	.28%	.29%	.30%
Allowance for loan and lease losses to period-end loans	1.01	1.01	1.38	1.01	1.38
Allowance for credit losses to period-end loans	1.06	1.07	1.46	1.06	1.46
Allowance for loan and lease losses to nonperforming loans	171.6	151.8	138.0	171.6	138.0
Allowance for credit losses to nonperforming loans	181.1	160.2	146.0	181.1	146.0

Discontinued operations — education lending business:
Loans charged off	$4	$6	$6	$10	$15
Recoveries	2	2	2	4	5
Net loan charge-offs	$(2)	$(4)	$(4)	$(6)	$(10)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Asset Quality Statistics From Continuing Operations
(dollars in millions)

	2Q17	1Q17	4Q16	3Q16	2Q16
Net loan charge-offs	$66	$58	$72	$44	$43
Net loan charge-offs to average total loans	.31%	.27%	.34%	.23%	.28%
Allowance for loan and lease losses	$870	$870	$858	$865	$854
Allowance for credit losses (a)	918	918	913	918	904
Allowance for loan and lease losses to period-end loans	1.01%	1.01%	1.00%	1.01%	1.38%
Allowance for credit losses to period-end loans	1.06	1.07	1.06	1.07	1.46
Allowance for loan and lease losses to nonperforming loans (b)	171.6	151.8	137.3	119.6	138.0
Allowance for credit losses to nonperforming loans (b)	181.1	160.2	146.1	127.0	146.0
Nonperforming loans at period end (b)	$507	$573	$625	$723	$619
Nonperforming assets at period end (b)	556	623	676	760	637
Nonperforming loans to period-end portfolio loans (b)	.59%	.67%	.73%	.85%	1.00%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.64	.72	.79	.89	1.03

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $835 million, $812 million, $865 million, $959 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Commercial and industrial	$178	$258	$297	$335	$321

Real estate — commercial mortgage	34	32	26	32	14
Real estate — construction	4	2	3	17	25
Total commercial real estate loans	38	34	29	49	39
Commercial lease financing	11	5	8	13	10
Total commercial loans	227	297	334	397	370
Real estate — residential mortgage	58	54	56	72	54
Home equity loans	208	207	223	225	189
Consumer direct loans	2	3	6	2	1
Credit cards	2	3	2	3	2
Consumer indirect loans	10	9	4	24	3
Total consumer loans	280	276	291	326	249
Total nonperforming loans (a)	507	573	625	723	619
OREO	48	49	51	35	15
Other nonperforming assets	1	1	0	2	3
Total nonperforming assets (a)	$556	$623	$676	$760	$637
Accruing loans past due 90 days or more	$85	$79	$87	$49	$70
Accruing loans past due 30 through 89 days	340	312	404	317	203
Restructured loans — accruing and nonaccruing (b)	333	302	280	304	277
Restructured loans included in nonperforming loans (b)	193	161	141	149	133
Nonperforming assets from discontinued operations — education lending business	5	4	5	5	5
Nonperforming loans to period-end portfolio loans (a)	.59%	.67%	.73%	.85%	1.00%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.64	.72	.79	.89	1.03

(a)
Nonperforming loan balances exclude $835 million, $812 million, $865 million, $959 million, and $11 million, of purchased credit impaired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

(b)
Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	2Q17	1Q17	4Q16	3Q16	2Q16
Balance at beginning of period	$573	$625	$723	$619	$676
Loans placed on nonaccrual status	143	218	170	78	124
Nonperforming loans acquired from First Niagara (a)	—	—	(31)	150	—
Charge-offs	(82)	(77)	(81)	(53)	(64)
Loans sold	—	(8)	(9)	—	—
Payments	(84)	(59)	(30)	(32)	(75)
Transfers to OREO	(8)	(11)	(21)	(5)	(6)
Transfers to other nonperforming assets	—	—	—	—	—
Loans returned to accrual status	(35)	(115)	(96)	(34)	(36)
Balance at end of period (b)	$507	$573	$625	$723	$619

(a)
During the fourth quarter of 2016, Key adjusted the estimated fair value of the First Niagara acquired loan portfolio recorded during the third quarter of 2016, resulting in a $31 million decrease in the balance of acquired nonperforming loans.

(b)
Nonperforming loan balances exclude $835 million, $812 million, $865 million, $959 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

KeyCorp Reports Second Quarter 2017 Profit
July 20, 2017

Line of Business Results
(dollars in millions)

						Percent change 2Q17 vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Key Community Bank
Summary of operations
Total revenue (TE)	$1,012	$907	$902	$783	$598	11.6%	69.2%
Provision for credit losses	47	47	48	37	25	—	88.0
Noninterest expense	652	628	682	589	445	3.8	46.5
Net income (loss) attributable to Key	197	146	108	98	80	34.9	146.3
Average loans and leases	47,431	47,036	47,031	41,548	30,936.8		53.3
Average deposits	79,716	79,393	79,358	69,397	53,794.4		48.2
Net loan charge-offs	47	43	42	31	17	9.3	176.5
Net loan charge-offs to average total loans	.40%	.37%	.36%	.30%	.22%	N/A	N/A
Nonperforming assets at period end	$406	$395	$412	$428	$651	2.8	(37.6)
Return on average allocated equity	16.62%	12.61%	9.05%	10.95%	11.76%	N/A	N/A
Average full-time equivalent employees	10,899	10,804	11,198	9,805	7,331.9		48.7

Key Corporate Bank
Summary of operations
Total revenue (TE)	$596	$579	$630	$556	$451	2.9%	32.2%
Provision for credit losses	19	17	20	25	30	11.8	(36.7)
Noninterest expense	299	303	326	310	259	(1.3)	15.4
Net income (loss) attributable to Key	222	182	222	159	135	22.0	64.4
Average loans and leases	37,750	37,737	36,773	34,561	28,607	—	32.0
Average loans held for sale	1,000	1,097	1,223	1,103	591	(8.8)	69.2
Average deposits	21,146	21,003	23,172	22,708	19,129.7		10.5
Net loan charge-offs	19	14	26	12	27	35.7	(29.6)
Net loan charge-offs to average total loans	.20%	.15%	.28%	.14%	.38%	N/A	N/A
Nonperforming assets at period end	$119	$197	$244	$318	$355	(39.6)	(66.5)
Return on average allocated equity	31.29%	25.06%	30.89%	26.72%	26.23%	N/A	N/A
Average full-time equivalent employees	2,364	2,384	2,380	2,330	2,138	(.8)	10.6

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful